SUBSCRIPTION AGREEMENT

Dear Subscriber:

The following Subscription Agreement (the "Agreement") and the Convertible Promissory Note (the “Note”) (attached hereto as Exhibit A) are being distributed to you, predicated on your understanding of a transaction being contemplated by and among Low Carb Centre, Inc., Low Carb Bakery, Inc., and McNabb and Associates, Inc., all British Columbia corporations (collectively hereinafter referred to as “LCC” or the “Company”) and Global Golf Holdings, Inc., a Delaware corporation (“GGLF”). (GGLF and the LCC are hereinafter referred to as the “Parties”). LCC and GGLF have executed a letter of intent setting forth the terms and conditions of the proposed transaction (the “Proposed Transaction”), whereby GGLF shall purchase and acquire all of the assets, stock, investments or similar positive interests of value currently held by LCC. Additionally, GGLF shall assume each outstanding Note (collectively the “Notes”) issued under the terms and conditions of this Agreement.

LCC are private British Columbia corporations. The McNabb family, specifically Larry and Tammy-Lynn McNabb, own controlling interests in LCC. As a private corporation, there is very little information available regarding LCC. This fact alone makes an investment in a Note extremely risky. Although pertinent disclosures related to LCC are contained in the LCC Business Plan (attached hereto as Exhibit A), prior to executing and delivering a subscription for a Note, it is extremely important that you discuss with the McNabbs and their legal counsel, Patrick Haberl at the law firm of Owen Bird (telephone number 604-688-0401), any questions related to the LCC business. Please secure, in writing, evidence of any pertinent representations made to you regarding the LCC business.

Under the terms of this Agreement, you, together with other subscribers (each a "Subscriber" and collectively “Subscribers”) hereby agree to purchase, and LCC hereby agrees to issue and to sell to the Subscriber a Note for the purchase price (“Purchase Price”) as set forth in the Note. Pursuant to the terms of the attached Escrow Agreement (see Exhibit C) upon the execution of the Asset Purchase Agreement by and between LLC and GGLF (attached hereto as Exhibit D and hereinafter referred to as "APA"), the Escrow Agent shall tender any monies resultant from the purchase of a Note to LCC. As of the date of this Agreement, LCC and GGLF have not executed the Asset Purchase Agreement; however, any Subscriber should be advised that the APA may be executed within a matter of days. As such, upon delivery of the funds required to purchase a Note, should the APA be executed, the Escrow Agent shall deliver the Purchase Price to LCC and the Note shall have been considered purchased. Accordingly, upon acceptance of this Agreement by the Subscriber, should the APA be executed, LCC shall issue and deliver the Note against payment of the Purchase Price to the Subscriber.

Beginning on the date of execution of the APA, the Parties hereto shall have ninety (90) calendar days to “Close” (as defined in Section 2 below) the Proposed Transaction in accord with the terms and conditions as set forth in the APA. As consideration for your purchase of the Note, should the Proposed Transaction Close, the Purchase Price shall be converted into post transaction shares of GGLF $.001 par value common stock ("Post Transaction Shares") in accordance with the terms of the Note.

If the Proposed Transaction does not Close, and LCC does not remit the Purchase Price of the respective Note, along with any interest then due and payable (thereby fulfilling LCC’s financial obligations to the Noteholder), each Note along with any interest related thereto, shall convert into common shares of LCC (“Failed Transaction Shares”). Upon conversion of all of the Notes, the Failed Transaction Shares shall equate to a number of LCC common shares equal to ninety percent (90%) of the then issued and outstanding common shares of LCC. The Failed Transaction Shares shall be distributed to each Subscriber on a pro rata basis in accordance with the terms and conditions of the Note and based on the respective Subscribers’ pro-rata interest in the gross dollar amount of the Notes, including related interest (see Section 3 of the Note). (The Notes, Post Transaction Shares and Failed Transaction Shares are collectively referred to herein as, the "Securities").

GGLF is a fully reporting public company with its shares traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol "GGLF". Should the Proposed Transaction Close, the business of LCC will constitute the then existing business operations of GGLF (“Post Transaction Company”). As such, the GGLF name will change to reflect the new direction and business model of the Post Transaction Company.

Any Subscriber hereto is strongly advised and encouraged to carefully read the header paragraph on the Note regarding restrictions related to the purchase of a Note.

Dated: September 7, 2004      Sincerely,

Tammy-Lynn McNabb,
President and Founder of Low Carb Centre, Inc., Low Carb Bakery, Inc., and McNabb and Associates, Inc.

Read and approved,

Ford Sinclair
CEO and Chairman
Global Golf Holdings, Inc.

SUBSCRIPTION AGREEMENT

This Agreement Made Effective as of the _____ day of _________, 2004 (the "Effective Date") by and between Low Carb Centre, Inc., Low Carb Bakery, Inc., and McNabb and Associates, Inc., all British Columbia corporations, incorporated under the laws of British Columbia (collectively hereinafter referred to as the “Company”) having a registered office at 5705 Cranley Drive, Vancouver, B.C., V7W 1S7 and the party named and signing as subscriber on Schedule "A" (the "Subscriber").

RECITALS

WHEREAS, each Subscriber hereto, together with other Subscribers, hereby agree to purchase, and the Company hereby agrees to issue and to sell to the Subscriber a Note convertible in accordance with the terms thereof. Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver the Note against receipt of the Purchase Price.

WHEREAS, it is the intention of the parties to this Agreement that this subscription will be made pursuant to appropriate exemptions from the registration and prospectus or the equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever of all jurisdictions applicable to this subscription.

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1.  Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Rules, that:

(a)  the Subscriber is purchasing the Securities as principal for its own account and not for the benefit of any other person;

(b)  the Subscriber is:

(i)  a director, officer, employee or "control person" (as that term is defined in the Securities Act (British Columbia) and set out in Schedule "B" to this Agreement) of the Company; OR

(ii)  a spouse, parent, grandparent, brother, sister or child of a director, "senior officer" (as that term is defined in the Securities Act (British Columbia) and set out in Schedule "B" to this Agreement) or control person of the Company; OR

(iii)  a close personal friend of a director, senior officer or control person of the Company; OR

(iv)  a close business associate of a director, senior officer or control person of the Company; OR

(v)  a current holder of "designated securities" of the Company (as that term is defined in Multilateral Instrument 45-103 Capital Raising Exemptions ("MI 45-103") and set out in Schedule "B" to this Agreement); OR

(vi) an "accredited investor" (as that term is defined in Schedule "B" to this Agreement); OR

(vii)  a person or company that is wholly-owned by any combination of persons or companies described in subparagraphs (i) to (vi) above; OR

(viii)  a person or company that, from the Company's perspective, is not the public;

(c)  the Subscriber’s decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(d)  the Subscriber (or others for whom it is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(e)  this Subscription is not enforceable by the Subscriber unless it has been accepted by the Company and the Subscriber waives any requirement on the Company's behalf to communicate its acceptance for this Subscription to the Subscriber;

(f)  the Securities are speculative investments which involve a substantial degree of risk;

(g)  the Subscriber has had access to and has received all such information concerning the Company that the Subscriber has considered necessary in connection with the Subscriber's investment decision;

(h)  the subscription proceeds will be immediately available to the Company;

(i)  no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities;

(j)  the Company will rely on the representations and warranties made herein or otherwise provided by the Subscriber to the Company in completing the sale and issue of the Securities to the Subscriber; and

(k)  no person has made to the Subscriber any written or oral representations:

(i)  that any person will resell or repurchase the Securities;

(ii)  that any person will refund the purchase price for the Securities;

(iii)  as to the future price or value of the Securities; or

(iv)  that the Securities will be listed and posted for trading or any stock exchange or that application has been made to list the preference shares of the Company on any stock exchange;

(l)  if the Subscriber is resident of an "International Jurisdiction” then:

(i)  the Subscriber is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the International Jurisdiction which would apply to this subscription, if there are any,

(ii)  the Subscriber is purchasing the Securities pursuant to Exemptions under the Securities Rules of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable Securities Rules of the International Jurisdiction without the need to rely on Exemptions, and

(iii)  the applicable Securities Rules do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction, and

(iv)  the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Company, acting reasonably;

(m) the Subscriber acknowledges that because this subscription is being made pursuant to the Exemptions:

(i)  the Subscriber is restricted from using certain of the civil remedies available under the applicable Securities Rules,

(ii)  the Subscriber may not receive information that might otherwise be required to be provided to the Subscriber under the applicable Securities Rules if the Exemptions were not being used, and

(iii)  the Company is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used; and

(n)  if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Subscriber is a partnership, syndicate, trust or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Subscriber enforceable against the Subscriber in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Subscriber, any constating documents of the Subscriber or any agreement to which the Subscriber is a party or by which the Subscriber is bound.

1.1  The Company represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying on these representations and warranties in entering into this Agreement, that:

(a)  the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;

(b) the Company has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and,

(c) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, license or other instrument or any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever or any Court or administrative body of any kind whatsoever by which it is bound.

2.  Closing

2.1  As used herein, the terms “Close,” “Closed,” “Closing” and “Closes” shall refer to the Parties’ compliance with each and every one of the terms and conditions of the Proposed Transaction as set forth in the APA within 90 days from the date of execution of the Asset Purchase Agreement. Upon Closing the Proposed Transaction, the Purchase Price shall be converted into Post Transaction Shares under the terms of the Note and this Agreement.

2.2  If the Proposed Transaction does not Close within the prescribed 90 day period, the transaction itself will have failed and the Notes shall be converted into Failed Transaction Shares under the terms of the Note and this Agreement.

3.  The Subscription

3.1 The Subscriber will deliver the Purchase Price for the Securities subscribed for to the Company in the form of cash, solicitor's trust cheque, certified cheque, bank draft, money order or wire transfer payable to "Low Carb Centre, Inc".

3.2  Under the terms of this Agreement, the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and to sell to the Subscriber, a Note that shall convert as follows:

(a)  Should the Company and GGLF Close the Proposed Transaction each Note shall be converted, in accordance with the terms Section 2 of the Note into Post Transaction Shares of GGLF's $.001 par value common stock. Pursuant to the terms of the attached Escrow Agreement, upon the execution of the APA, the Escrow Agent shall tender any Purchase Price monies resulting from the purchase of a Note to LCC.

(b) Unless LCC elects to remit the Purchase Price of the respective Note(s), along with any interest then due an payable, thereby fulfilling LCC’s financial obligations to the Noteholder (as set forth below), and Proposed Transaction fails to Close, the Failed Transaction Shares shall equal ninety percent (90%) of the then issued and outstanding common shares of LCC. The Failed Transaction Shares shall be distributed to each Subscriber on a pro rata basis in accordance with the terms and conditions of the Note and this Agreement based on a Noteholder’s percentage of ownership of the total gross amount of Notes issued.

3.3 The Company may, for any reason, at any time before the Closing of this Agreement retain the right:
(a)  to terminate the offering of the Securities hereunder, and, upon termination, return the Purchase Price to the Subscribes, and,

(b)  to elect to remit the Purchase Price of the respective Notes, along with any interest due and payable to each Noteholder, should the Proposed Transaction fail to Close, thereby fulfilling LCC’s financial obligations to the Noteholder.

4.  Covenants, Agreements and Acknowledgments

4.1  Concurrent with the execution of this Agreement, the Subscriber will fully complete Schedule "A" to this Agreement and acknowledges that the Company is relying on the Exemptions in order to complete the trade and distribution of the Securities and the Subscriber is aware of the criteria of the Exemptions to be met by the Subscriber including the representations contained in Schedule "A".

4.2 The Subscriber acknowledges and agrees that the Securities will be subject to such trade restrictions as may be imposed by operation of applicable Securities Rules and that the Company may be required to legend the certificates representing such Securities with those restrictions. This will prevent the Subscriber from reselling these Securities except in very limited circumstances. In this regard, the Subscriber acknowledges that such trade restrictions provide that the Subscriber must hold and not sell, transfer or in any manner dispose (collectively, the "Disposition") of the Securities before the earlier of the date that is 12 months and a day after the Company:

(a)  becomes a reporting issuer in the Canadian province in which the Subscriber is resident; or

(b)  first becomes a reporting issuer in British Columbia, Alberta, Manitoba, Nova Scotia, Ontario, Quebec or Saskatchewan and a SEDAR filer,

unless the Disposition is made in accordance with all applicable Securities Rules. The Subscriber further acknowledges and agrees that it is the Subscriber's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Company offers no advice as to those trade restrictions except as provided for herein. The Subscriber further acknowledges that it may never be able to resell these Securities.
The Subscriber acknowledges that no securities commission has evaluated or endorsed the merits of these Securities and that the person selling these Securities has no duty to tell the Subscriber whether these Securities are a suitable investment. The Subscriber further acknowledges that it is investing in the Company entirely at its own risk and it may lose the entire Purchase Price.

5.  General

5.1  For the purposes of this Agreement, time is of the essence.

5.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may, either before or after the execution of this Agreement, are reasonably required to carry out the full intent and meaning of this Agreement.
5.3  The Subscriber hereby authorizes the Company to correct any minor errors in, or complete any minor information missing from, any document which has been executed by the Subscriber and delivered to the Company with respect to this subscription.

5.4  This Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

5.5 This Agreement may not be assigned by either party hereto.

5.6  This Agreement may be signed by the parties in counterpart and by fax.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.
Per: Authorized Signatory

SIGNED, SEALED AND DELIVERED BY:

_______________________________________
Name of the Subscriber

Per:  _________________________
Signature of Subscriber

_________________________
Title (if applicable)

Subscription Procedure

Each prospective Subscriber will be required to complete, execute and return to the Company the following documents included with this Subscription Agreement.

1.	SUBSCRIPTION AGREEMENT: Please complete all the open lines date and sign.

2.	PURCHASER QUESTIONNAIRE: Please complete, date and sign the Purchaser Questionnaire attached to the Subscription Agreement.

3.	PAYMENT: Return payment to the Company and copy of Subscription Agreement to the Placement Agent.

Please indicate which form and amount of payment.

__CHECK ___________________AMOUNT Well Fargo Bank 1012 Swarthmore Avenue Pacific Palisades, CA 90272 Telephone: 310-550-2800 Account Number: 201-817-485-4 Account Name: THE BAUM LAW FIRM

__WIRE

___________________AMOUNT

Well Fargo Bank
1012 Swarthmore Avenue
Pacific Palisades, CA 90272
Telephone: 310-550-2800
Routing Number: 121-000-248
Account Number: 201-817-485-4
Account Name: THE BAUM LAW FIRM

4.  DOCUMENT DELIVERY: please complete and mail the original form with copy of payment to:

The Baum Law Firm
580 Second Street, Suite 102
Encinitas, CA 92024

LIST OF SCHEDULES AND EXHIBITS

Schedule “A”  Stock Questionnaire

Schedule “B”  Definitions

Exhibit A  Convertible Promissory Note

Exhibit B  Low Carb Centre Business Plan

Exhibit C  Escrow Agreement

Exhibit D  Asset Purchase Agreement

SCHEDULE "A"

TO BE COMPLETED BY THE SUBSCRIBER:

A. Purchase Price. $______________________________

B. Name and Address: The name and address (to establish the Subscriber's jurisdiction of residence for the purpose of determining the applicable Securities Rules) of the Subscriber is as follows:
________________________________________
Name
________________________________________
Street Address
________________________________________

________________________________________
City, Province, Country, Postal Code

Email: ________________
Phone: ________________ Fax: ___________________

C. Registration Instructions: The name and address of the person in whose name the Subscriber's securities are to be registered is as follows (if the name and address is the same as was inserted in paragraph B above, then insert "see B above"):

________________________________________
Name

________________________________________
Street Address

________________________________________

________________________________________
City, Province, Country, Postal Code

D. Delivery Instructions: The name and address of the person to whom the certificates representing the Subscriber's securities referred to in paragraph B above are to be delivered is as follows (if the name and address is the same as was inserted in paragraph B or C above, then insert "see B above" or "see C above", as the case may be):
________________________________________
Name
________________________________________
Street Address
________________________________________

________________________________________
City, Province, Country, Postal Code

E. Exemption Relied Upon. The Subscriber represents to the Company that the Subscriber is (tick one or more of the following boxes and fill in the relevant blank(s)):

£
£
£
£
£
£
£
£
*See the definitions in Schedule "B" to this Agreement.

(1)
If you are a close personal friend or close business associate of a director, senior officer or control person of the Company, please indicate how long you have known the individual and describe the nature of your relationship, including how you are in a position to assess the capabilities and trustworthiness of the individual.

(2)	If you are an accredited investor, please describe how you qualify based on the definition in Schedule "B" to this Agreement.

Paragraph

Description of Qualifications

TO BE COMPLETED AND SIGNED BY THE SUBSCRIBER:
SIGNED, SEALED AND DELIVERED BY:

__________________________________________
Name of the "Subscriber" - use the name inserted in
paragraph B above.

Per:
Signature of Subscriber
Title (if applicable)

SCHEDULE "B"
Definitions
"accredited investor" means

(a)	a Canadian financial institution (as defined in National Instrument 14-101 Definitions), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada,

(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(e)
a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario),

(f)
an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e),

(g)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province,

(h)	a municipality, public board or commission in Canada,

(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority,

(k)	a registered charity under the Income Tax Act (Canada),

(l)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn.$1,000,000,

(m)
an individual whose net income before taxes exceeded Cdn.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn.$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

(n)
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least Cdn.$5,000,000 as shown on its most recently prepared financial statements,

(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

(p)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt,

(q)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

(r)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

"close business associate" and "close personal friend" means an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group. An individual is not a close business associate or close personal friend solely because the individual is a client or former client. For example, an individual is not a close business associate or close personal friend of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the Subscriber and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person or a close personal friend of a close personal friend of a director, senior officer or control person.
"control person" means any person or company that holds or is one of a combination of persons or companies that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer.

"designated securities" means

(a) voting securities,

(b)	securities that are not debt securities and that carry a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets, or

(c) securities convertible, directly or indirectly, into securities described in paragraph (a) or (b).

"financial assets" means cash and securities.

"related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)
(c)	liabilities that are secured by financial assets.

"senior officer" means

(a)
the chair or vice chair of the board of directors, the president, vice president, secretary, comptroller, treasurer or general manager of a company or any other individual who performs functions for an issuer similar to those normally performed by an individual occupying that office; and

(b)	each of the 5 highest paid employees of an issuer, including any individual referred to in paragraph (a) above.